Exhibit 99.1

CVR Energy Reports 2015 Third Quarter Results
And Announces Cash Dividend of 50 Cents per Share

SUGAR LAND, Texas (Oct. 29, 2015) - CVR Energy, Inc. (NYSE: CVI) today announced third quarter 2015 net income of $57.9 million, or 67 cents per diluted share, on net sales of $1,408.8 million, compared to net income of $7.9 million, or 9 cents per diluted share, on net sales of $2,279.9 million for the 2014 third quarter. Third quarter 2015 adjusted EBITDA, a non-GAAP financial measure, was $153.8 million, compared to third quarter 2014 adjusted EBITDA of $90.5 million.

For the first nine months of 2015, net income was $214.6 million, or $2.47 per diluted share, on net sales of $4,421.9 million, compared to net income of $218.3 million, or $2.51 per diluted share, on net sales of $7,267.7 million for the same period a year earlier. Adjusted EBITDA for the first nine months of 2015 was $463.2 million, compared to adjusted EBITDA of $391.9 million for the first nine months of 2014.

“CVR Refining reported a solid quarter, driven by high throughputs and favorable product margins,” said Jack Lipinski, CVR Energy’s chief executive officer. “The Coffeyville and Wynnewood refineries posted a combined crude throughput of 200,156 barrels per day (bpd).

“CVR Partners had a difficult quarter. We expected CVR Partners’ results to be lower due to the approximate 18-day, scheduled plant turnaround, but overall results were severely impacted by three unplanned outages at the Linde facility, which supplies oxygen and nitrogen to CVR Partners’ facility,” Lipinski said. “These outages resulted in approximately 18 days of additional lost production for CVR Partners’ facility during the quarter. However, as a result of facility upgrades made during the third quarter turnaround, the plant is now posting historically high production rates.”

CVR Energy also announced a third quarter 2015 cash dividend of 50 cents per share. The dividend, as declared by CVR Energy’s Board of Directors, will be paid on Nov. 16, 2015, to stockholders of record on Nov. 9, 2015.

CVR Energy’s third quarter cash dividend brings the cumulative cash dividends paid or declared for the first nine months of 2015 to $1.50 per share.

Today, CVR Refining announced a 2015 third quarter cash distribution of $1.01 per common unit. CVR Partners announced that it will not pay a cash distribution for the 2015 third quarter.

Petroleum Business

The petroleum business, which is operated by CVR Refining and includes the Coffeyville and Wynnewood refineries, reported third quarter 2015 operating income of $137.2 million on net sales of $1,361.6 million, compared to operating income of $3.9 million on net sales of $2,215.2 million in the third quarter of 2014.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $18.65 in the 2015 third quarter, compared to $13.16 for the same period in 2014. Direct operating expenses, excluding major scheduled turnaround expenses, per crude oil throughput barrel, exclusive of depreciation and amortization, for the 2015 third quarter was $5.27, compared to $6.48 in the third quarter of 2014.

Third quarter 2015 throughputs of crude oil and all other feedstocks and blendstocks for the Coffeyville and Wynnewood refineries totaled 210,917 bpd. Throughputs of crude oil and all other feedstocks and blendstocks for both refineries totaled 183,814 bpd for the same period in 2014.

Nitrogen Fertilizers Business

The fertilizer business, which is operated by CVR Partners, reported a third quarter 2015 operating loss of $11.8 million on net sales of $49.3 million, compared to operating income of $14.4 million on net sales of $66.7 million for the third quarter of 2014.

For the third quarter of 2015, average realized gate prices for UAN and ammonia were $227 per ton and $478 per ton, respectively, compared to $254 per ton and $503 per ton, respectively, for the same period in 2014.

CVR Partners produced 66,300 tons of ammonia and purchased an additional 7,500 tons of ammonia during the third quarter of 2015, of which 12,100 net tons were available for sale while the rest was upgraded to 152,400 tons of UAN. In the 2014 third quarter, the plant produced 99,800 tons of ammonia and purchased an additional 4,000 tons of ammonia, of which 11,800 net tons were available for sale while the remainder was upgraded to 223,500 tons of UAN.

Cash and Debt

Consolidated cash and cash equivalents, which included $501.1 million for CVR Refining and $33.2 million for CVR Partners, was $1,012.0 million at Sept. 30, 2015. Consolidated total debt was $673.9 million at Sept. 30, 2015. The company had no debt exclusive of CVR Refining’s and CVR Partners’ debt.

Third Quarter 2015 Earnings Conference Call

CVR Energy previously announced that it will host its third quarter 2015 Earnings Conference Call for analysts and investors on Thursday, Oct. 29, at 3 p.m. Eastern. The Earnings Conference Call may also include discussion of company developments, forward-looking information and other material information about business and financial matters.

The Earnings Conference Call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1003/10989. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291.

For those unable to listen live, the Webcast will be archived and available for 14 days at https://www.webcaster4.com/Webcast/Page/1003/10989. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13622044.

###

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries through its holdings in two limited partnerships, CVR Refining, LP and CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own a majority of the common units representing limited partner interests of CVR Refining and CVR Partners.

For further information, please contact:

Investor Contact:
Jay Finks
CVR Energy, Inc.
(281) 207-3588
InvestorRelations@CVREnergy.com

Media Relations:
Brandee Stephens
CVR Energy, Inc.
(913) 982-0482
MediaRelations@CVREnergy.com

CVR Energy, Inc.

Financial and Operations Data (all information in this release is unaudited unless noted otherwise).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net sales	$1,408.8	$2,279.9	$4,421.9	$7,267.7
Cost of product sold	1,076.7	2,066.7	3,342.5	6,332.6
Direct operating expenses	145.8	136.8	372.7	380.3
Flood insurance recovery	—	—	(27.3)	—
Selling, general and administrative expenses	26.1	31.8	78.5	86.2
Depreciation and amortization	38.7	37.8	123.2	113.7
Operating income	121.5	6.8	532.3	354.9
Interest expense and other financing costs	(11.9)	(9.4)	(36.5)	(28.8)
Interest income	0.3	0.3	0.7	0.7
Gain (loss) on derivatives, net	11.8	25.7	(52.2)	171.1
Other income (expense), net	0.3	2.1	36.6	(0.1)
Income before income tax expense	122.0	25.5	480.9	497.8
Income tax expense	23.1	4.2	105.2	118.8
Net income	98.9	21.3	375.7	379.0
Less: Net income attributable to noncontrolling interest	41.0	13.4	161.1	160.7
Net income attributable to CVR Energy stockholders	$57.9	$7.9	$214.6	$218.3

Basic earnings per share	$0.67	$0.09	$2.47	$2.51
Diluted earnings per share	$0.67	$0.09	$2.47	$2.51
Dividends declared per share	$0.50	$2.75	$1.50	$4.25

Adjusted EBITDA*	$153.8	$90.5	$463.2	$391.9
Adjusted net income*	$82.4	$37.0	$239.4	$194.0
Adjusted net income, per diluted share*	$0.95	$0.43	$2.76	$2.23

Weighted-average common shares outstanding:
Basic	86.8	86.8	86.8	86.8
Diluted	86.8	86.8	86.8	86.8

	As of September 30, 2015	As of December 31, 2014
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$1,012.0	$753.7
Working capital	960.1	1,033.0
Total assets	3,541.4	3,462.5
Total debt, including current portion	673.9	674.9
Total CVR stockholders’ equity	1,072.5	988.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$235.9	$125.3	$612.3	$530.8
Investing activities	(55.1)	(56.6)	(73.8)	(249.6)
Financing activities	(106.5)	(274.3)	(280.2)	(330.2)
Net cash flow	$74.3	$(205.6)	$258.3	$(49.0)

Segment Information

Our operations are organized into two reportable segments, Petroleum and Nitrogen Fertilizer. Our operations that are not included in the Petroleum and Nitrogen Fertilizer segments are included in the Corporate and Other segment (along with elimination of intersegment transactions). The Petroleum segment is operated by CVR Refining, LP (“CVR Refining”), in which we own a majority interest as well as the general partner. The Petroleum segment includes the operations of the Coffeyville, Kansas and Wynnewood, Oklahoma refineries along with the crude oil gathering and pipeline systems. Detailed operating results for the Petroleum segment for the quarter and nine months ended September 30, 2015 are included in CVR Refining’s press release dated October 29, 2015. The Nitrogen Fertilizer segment is operated by CVR Partners, LP, (“CVR Partners”) in which we own a majority interest as well as the general partner. It consists of a nitrogen fertilizer manufacturing facility that utilizes a pet coke gasification process in producing nitrogen fertilizer. Detailed operating results for the Nitrogen Fertilizer segment for the quarter and nine months ended September 30, 2015 are included in CVR Partners’ press release dated October 29, 2015.

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three Months Ended September 30, 2015
Net sales	$1,361.6	$49.3	$(2.1)	$1,408.8
Cost of product sold	1,063.7	14.5	(1.5)	1,076.7
Direct operating expenses(1)	97.0	26.6	—	123.6
Major scheduled turnaround expenses	15.6	6.6	—	22.2
Flood insurance recovery(2)	—	—	—	—
Selling, general and administrative	18.2	6.0	1.9	26.1
Depreciation and amortization	29.9	7.4	1.4	38.7
Operating income (loss)	$137.2	$(11.8)	$(3.9)	$121.5

Capital expenditures	$45.5	$6.4	$3.3	$55.2

Nine Months Ended September 30, 2015
Net sales	$4,213.6	$223.2	$(14.9)	$4,421.9
Cost of product sold	3,300.8	55.7	(14.0)	3,342.5
Direct operating expenses(1)	272.7	75.7	0.1	348.5
Major scheduled turnaround expenses	17.2	7.0	—	24.2
Flood insurance recovery(2)	(27.3)	—	—	(27.3)
Selling, general and administrative	54.9	15.2	8.4	78.5
Depreciation and amortization	98.1	21.2	3.9	123.2
Operating income (loss)	$497.2	$48.4	$(13.3)	$532.3

Capital expenditures	$123.6	$12.4	$5.9	$141.9

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three Months Ended September 30, 2014
Net sales	$2,215.2	$66.7	$(2.0)	$2,279.9
Cost of product sold	2,053.7	15.4	(2.4)	2,066.7
Direct operating expenses(1)	105.1	26.1	0.1	131.3
Major scheduled turnaround expenses	5.5	—	—	5.5
Selling, general and administrative	17.3	4.0	10.5	31.8
Depreciation and amortization	29.7	6.8	1.3	37.8
Operating income (loss)	$3.9	$14.4	$(11.5)	$6.8

Capital expenditures	$48.9	$6.0	$1.6	$56.5

Nine Months Ended September 30, 2014
Net sales	$7,056.9	$224.3	$(13.5)	$7,267.7
Cost of product sold	6,289.6	56.6	(13.6)	6,332.6
Direct operating expenses(1)	297.5	77.2	0.1	374.8
Major scheduled turnaround expenses	5.5	—	—	5.5
Selling, general and administrative	54.0	13.9	18.3	86.2
Depreciation and amortization	89.9	20.3	3.5	113.7
Operating income (loss)	$320.4	$56.3	$(21.8)	$354.9

Capital expenditures	$154.2	$13.5	$3.7	$171.4

(1)	Excluding turnaround expenses.

(2)
Represents an insurance recovery from Coffeyville Resources Refining and Marketing, LLC’s (“CRRM”) environmental insurance carriers as a result of the flood and crude oil discharge at the Coffeyville refinery on June/July 2007.

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
September 30, 2015
Cash and cash equivalents	$501.1	$33.2	$477.7	$1,012.0
Total assets	2,506.2	523.8	511.4	3,541.4
Total debt, including current portion	580.4	125.0	(31.5)	673.9

December 31, 2014
Cash and cash equivalents	$370.2	$79.9	$303.6	$753.7
Total assets	2,417.8	578.8	465.9	3,462.5
Total debt, including current portion	581.4	125.0	(31.5)	674.9

Petroleum Segment Operating Data

The following tables set forth information about our consolidated Petroleum segment operated by CVR Refining, of which we own a majority interest and serve as the general partner, and the Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Petroleum segment for the quarter and nine months ended September 30, 2015 are included in CVR Refining’s press release dated October 29, 2015.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions)
Petroleum Segment Summary Financial Results:
Net sales	$1,361.6	$2,215.2	$4,213.6	$7,056.9
Cost of product sold	1,063.7	2,053.7	3,300.8	6,289.6
Direct operating expenses	97.0	105.1	272.7	297.5
Major scheduled turnaround expenses	15.6	5.5	17.2	5.5
Flood insurance recovery	—	—	(27.3)	—
Selling, general and administrative expenses	18.2	17.3	54.9	54.0
Depreciation and amortization	29.9	29.7	98.1	89.9
Operating income	137.2	3.9	497.2	320.4
Interest expense and other financing costs	(10.4)	(7.9)	(32.2)	(24.5)
Interest income	0.1	0.1	0.3	0.3
Gain (loss) on derivatives, net	11.8	25.7	(52.2)	171.1
Other income (expense), net	0.2	—	0.3	(0.1)
Income before income tax expense	138.9	21.8	413.4	467.2
Income tax expense	—	—	—	—
Net income	$138.9	$21.8	$413.4	$467.2

Refining margin*	$297.9	$161.5	$912.8	$767.3
Gross profit*	$155.4	$21.2	$552.1	$374.4
Refining margin adjusted for FIFO impact*	$343.5	$213.5	$946.5	$773.5
Adjusted Petroleum EBITDA*	$229.6	$129.9	$585.6	$517.0

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(dollars per barrel)
Petroleum Segment Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$16.17	$9.96	$16.38	$14.29
FIFO impact (favorable) unfavorable	2.48	3.20	0.60	0.11
Refining margin adjusted for FIFO impact*	18.65	13.16	16.98	14.40
Gross profit*	8.44	1.31	9.91	6.97
Gross profit excluding flood insurance recovery*	8.44	1.31	9.42	6.97
Direct operating expenses and major scheduled turnaround expenses	6.11	6.82	5.20	5.64
Direct operating expenses excluding major scheduled turnaround expenses	5.27	6.48	4.89	5.54
Direct operating expenses and major scheduled turnaround expenses per barrel sold	5.79	6.52	4.88	5.32
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$4.99	$6.20	$4.59	$5.23
Barrels sold (barrels per day)	211,440	184,262	217,696	208,461

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
Petroleum Segment Summary Refining Throughput and Production Data (bpd):
Throughput:
Sweet	185,228	87.8%	164,067	89.3%	184,481	85.5%	178,390	86.5%
Medium	2,037	1.0%	1,610	0.9%	3,220	1.5%	1,558	0.7%
Heavy sour	12,891	6.1%	10,690	5.8%	16,476	7.7%	16,732	8.1%
Total crude oil throughput	200,156	94.9%	176,367	96.0%	204,177	94.7%	196,680	95.3%
All other feedstocks and blendstocks	10,761	5.1%	7,447	4.0%	11,487	5.3%	9,655	4.7%
Total throughput	210,917	100.0%	183,814	100.0%	215,664	100.0%	206,335	100.0%
Production:
Gasoline	103,479	48.9%	88,633	48.1%	106,650	49.1%	100,630	48.5%
Distillate	88,479	41.8%	78,711	42.8%	91,262	42.0%	87,477	42.2%
Other (excluding internally produced fuel)	19,608	9.3%	16,791	9.1%	19,210	8.9%	19,361	9.3%
Total refining production (excluding internally produced fuel)	211,566	100.0%	184,135	100.0%	217,122	100.0%	207,468	100.0%
Product price (dollars per gallon):
Gasoline	$1.72		$2.69		$1.69		$2.74
Distillate	1.60		2.85		1.70		2.94

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$46.50	$97.25	$51.01	$99.62
Crude Oil Differentials:
WTI less WTS (light/medium sour)	(1.62)	8.78	(0.47)	7.19
WTI less WCS (heavy sour)	15.14	18.34	12.79	19.47
NYMEX Crack Spreads:
Gasoline	22.23	18.13	22.30	19.83
Heating Oil	20.05	21.56	22.87	23.41
NYMEX 2-1-1 Crack Spread	21.14	19.85	22.59	21.62
PADD II Group 3 Basis:
Gasoline	0.63	(3.82)	(2.99)	(5.24)
Ultra Low Sulfur Diesel	0.27	0.56	(2.61)	(0.36)
PADD II Group 3 Product Crack Spread:
Gasoline	22.87	14.32	19.31	14.58
Ultra Low Sulfur Diesel	20.31	22.11	20.26	23.05
PADD II Group 3 2-1-1	21.59	18.21	19.78	18.81

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$840.0	$1,383.5	$2,698.0	$4,541.3
Cost of product sold	669.9	1,311.4	2,135.6	4,068.6
Refining margin*	170.1	72.1	562.4	472.7
Direct operating expenses	54.0	62.2	155.6	169.2
Major scheduled turnaround expenses	15.6	5.5	17.2	5.5
Flood insurance recovery	—	—	(27.3)	—
Depreciation and amortization	15.7	17.6	54.7	54.4
Gross profit (loss)*	$84.8	$(13.2)	$362.2	$243.6

Refining margin adjusted for FIFO impact*	$201.3	$111.4	$582.9	$476.1

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$15.57	$8.11	$16.42	$14.76
FIFO impact (favorable) unfavorable	2.85	4.43	0.60	0.11
Refining margin adjusted for FIFO impact*	18.42	12.54	17.02	14.87
Gross profit (loss)*	7.76	(1.48)	10.58	7.61
Gross profit (loss) excluding flood insurance recovery*	7.76	(1.48)	9.78	7.61
Direct operating expenses and major scheduled turnaround expenses	6.37	7.62	5.05	5.46
Direct operating expenses excluding major scheduled turnaround expenses	4.95	7.00	4.54	5.29
Direct operating expenses and major scheduled turnaround expenses per barrel sold	5.95	7.01	4.61	4.96
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$4.62	$6.44	$4.15	$4.81
Barrels sold (barrels per day)	127,089	104,836	137,365	128,963

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	105,314	83.3%	85,835	83.8%	106,256	79.2%	100,063	79.9%
Medium	552	0.4%	—	—%	2,732	2.0%	493	0.4%
Heavy sour	12,891	10.2%	10,690	10.4%	16,476	12.3%	16,732	13.4%
Total crude oil throughput	118,757	93.9%	96,525	94.2%	125,464	93.5%	117,288	93.7%
All other feedstocks and blendstocks	7,753	6.1%	5,882	5.8%	8,691	6.5%	7,880	6.3%
Total throughput	126,510	100.0%	102,407	100.0%	134,155	100.0%	125,168	100.0%
Production:
Gasoline	60,849	47.3%	50,397	48.2%	65,000	47.4%	61,629	48.1%
Distillate	55,521	43.1%	45,935	43.9%	59,050	43.0%	55,011	43.0%
Other (excluding internally produced fuel)	12,407	9.6%	8,304	7.9%	13,115	9.6%	11,352	8.9%
Total refining production (excluding internally produced fuel)	128,777	100.0%	104,636	100.0%	137,165	100.0%	127,992	100.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$520.5	$830.7	$1,512.3	$2,512.3
Cost of product sold	393.1	742.3	1,164.5	2,221.0
Refining margin*	127.4	88.4	347.8	291.3
Direct operating expenses	42.9	43.0	117.0	128.4
Major scheduled turnaround expenses	—	—	—	—
Depreciation and amortization	12.5	10.2	37.6	30.3
Gross profit*	$72.0	$35.2	$193.2	$132.6

Refining margin adjusted for FIFO impact*	$141.8	$101.1	$361.0	$294.0

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$17.01	$12.03	$16.18	$13.44
FIFO impact (favorable) unfavorable	1.93	1.73	0.61	0.13
Refining margin adjusted for FIFO impact*	18.94	13.76	16.79	13.57
Gross profit*	9.61	4.79	8.99	6.12
Direct operating expenses and major scheduled turnaround expenses	5.73	5.86	5.44	5.92
Direct operating expenses excluding major scheduled turnaround expenses	5.73	5.86	5.44	5.92
Direct operating expenses and major scheduled turnaround expenses per barrel sold	5.53	5.89	5.33	5.92
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$5.53	$5.89	$5.33	$5.92
Barrels sold (barrels per day)	84,351	79,426	80,332	79,498

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	79,914	94.6%	78,232	96.1%	78,225	96.0%	78,327	96.5%
Medium	1,485	1.8%	1,610	2.0%	488	0.6%	1,065	1.3%
Heavy sour	—	—%	—	—%	—	—%	—	—%
Total crude oil throughput	81,399	96.4%	79,842	98.1%	78,713	96.6%	79,392	97.8%
All other feedstocks and blendstocks	3,008	3.6%	1,565	1.9%	2,796	3.4%	1,775	2.2%
Total throughput	84,407	100.0%	81,407	100.0%	81,509	100.0%	81,167	100.0%
Production:
Gasoline	42,630	51.5%	38,236	48.1%	41,650	52.1%	39,001	49.1%
Distillate	32,958	39.8%	32,776	41.2%	32,212	40.3%	32,466	40.8%
Other (excluding internally produced fuel)	7,201	8.7%	8,487	10.7%	6,095	7.6%	8,009	10.1%
Total refining production (excluding internally produced fuel)	82,789	100.0%	79,499	100.0%	79,957	100.0%	79,476	100.0%

Nitrogen Fertilizer Segment Operating Data

The following tables set forth information about the Nitrogen Fertilizer segment operated by CVR Partners, of which we own a majority interest and serve as the general partner. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Nitrogen Fertilizer segment for the quarter and nine months ended September 30, 2015 are included in CVR Partners’ press release dated October 29, 2015.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions)
Nitrogen Fertilizer Segment Business Financial Results:
Net sales	$49.3	$66.7	$223.2	$224.3
Cost of product sold	14.5	15.4	55.7	56.6
Direct operating expenses	26.6	26.1	75.7	77.2
Major scheduled turnaround expenses	6.6	—	7.0	—
Selling, general and administrative expenses	6.0	4.0	15.2	13.9
Depreciation and amortization	7.4	6.8	21.2	20.3
Operating income (loss)	(11.8)	14.4	48.4	56.3
Interest expense and other financing costs	(1.8)	(1.7)	(5.2)	(5.0)
Other income, net	0.1	—	0.1	—
Income (loss) before income tax expense	(13.5)	12.7	43.3	51.3
Income tax expense	—	—	—	—
Net income (loss)	$(13.5)	$12.7	$43.3	$51.3

Adjusted Nitrogen Fertilizer EBITDA*	$3.8	$21.1	$78.3	$76.8

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Nitrogen Fertilizer Segment Key Operating Statistics:
Production volume (thousand tons):
Ammonia (gross produced)(1)	66.3	99.8	269.4	283.0
Ammonia (net available for sale)(1)(2)	12.1	11.8	31.2	23.9
UAN	152.4	223.5	658.1	704.1

Pet coke consumed (thousand tons)	82.7	117.6	335.8	359.7
Pet coke consumed (cost per ton)	$25	$29	$26	$28

Sales (thousand tons):
Ammonia	7.8	6.2	26.9	14.5
UAN	174.5	220.3	698.8	714.2

Product pricing at gate (dollars per ton)(3):
Ammonia	$478	$503	$529	$497
UAN	$227	$254	$256	$263

On-stream factors(4):
Gasification	62.2%	94.6%	87.1%	95.8%
Ammonia	57.8%	92.0%	83.7%	90.7%
UAN	56.7%	89.2%	83.6%	90.7%

Market Indicators:
Ammonia — Southern Plains (dollars per ton)	$478	$570	$526	$524
UAN — Corn belt (dollars per ton)	$264	$297	$294	$321

Cost of product sold, direct operating expenses and selling, general and administrative expenses are all reflected exclusive of depreciation and amortization.

* See Use of Non-GAAP Financial Measures below.

(1)
Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into UAN. Net tons available for sale represent the ammonia available for sale that was not upgraded into UAN.

(2)
In addition to the produced ammonia, the Nitrogen Fertilizer segment acquired approximately 7,500 tons and 4,000 tons of ammonia during the three months ended September 30, 2015 and 2014, respectively. The Nitrogen Fertilizer segment acquired approximately 29,300 and 29,700 tons of ammonia during the nine months ended September 30, 2015 and 2014, respectively.

(3)
Product pricing at gate per ton represents net sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(4)	On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period and is a measure of operating efficiency.

Excluding the impact of the full facility turnaround and the Linde air separation unit outages, the on-stream factors would have been 100.0% for gasifier, 97.3% for ammonia and 96.2% for UAN for the three months ended September 30, 2015.

Excluding the impact of the full facility turnaround and the Linde air separation unit outages, the on-stream factors would have been 99.8% for gasifier, 97.0% for ammonia and 96.9% for UAN for the nine months ended September 30, 2015. Excluding the impact of the shutdown for installation of the waste heat boiler, pressure swing adsorption unit upgrade and the Linde air separation unit maintenance, the on-stream factors for the nine months ended September 30, 2014 would have been 97.8% for gasifier, 93.0% for ammonia and 93.0% for UAN.

Use of Non-GAAP Financial Measures

To supplement the Company’s actual results in accordance with GAAP for the applicable periods, the Company also uses the non-GAAP financial measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Company’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Adjusted net income is not a recognized term under GAAP and should not be substituted for net income as a measure of our performance but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance. Adjusted net income per diluted share represents adjusted net income divided by weighted-average diluted shares outstanding.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions, except per share data)
Reconciliation of Net Income to Adjusted Net Income:
Income before income tax expense	$122.0	$25.5	$480.9	$497.8
Adjustments:
FIFO impact (favorable) unfavorable	45.6	52.0	33.7	6.2
Share-based compensation	3.2	2.0	9.1	10.8
Major scheduled turnaround expenses	22.2	5.5	24.2	5.5
(Gain) loss on derivatives, net	(11.8)	(25.7)	52.2	(171.1)
Current period settlement on derivative contracts(1)	0.8	38.2	(34.0)	93.2
Flood insurance recovery(2)	—	—	(27.3)	—
Expenses associated with the Rentech Nitrogen mergers(3)	1.5	—	1.5	—
Adjusted net income before income tax expense and noncontrolling interest	183.5	97.5	540.3	442.4
Adjusted net income attributed to noncontrolling interest	(62.0)	(37.3)	(179.5)	(145.6)
Income tax expense, as adjusted	(39.1)	(23.2)	(121.4)	(102.8)
Adjusted net income attributable to CVR Energy stockholders	$82.4	$37.0	$239.4	$194.0

Adjusted net income per diluted share	$0.95	$0.43	$2.76	$2.23

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between the Petroleum segment’s net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating the refineries’ performance as a general indication of the amount above their cost of product sold at which they are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Petroleum segment's Statements of Operations. Our calculation of refining margin may differ from similar calculations of other companies in the industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate the Petroleum segment’s ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between the Petroleum segment’s net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impact. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating the refineries’ performance as a general indication of the amount above their cost of product sold (taking into account the impact of the utilization of FIFO) at which they are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in the industry, thereby limiting its usefulness as a comparative measure. Under the FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable FIFO impact when crude oil prices increase and an unfavorable FIFO impact when crude oil prices decrease.

Gross profit (loss) is calculated as the difference between the Petroleum segment’s net sales, cost of product sold (exclusive of depreciation and amortization), direct operating expenses (exclusive of depreciation and amortization), major scheduled turnaround expenses, flood insurance recovery and depreciation and amortization. Gross profit (loss) per crude throughput barrel is calculated as gross profit (loss) as derived above divided by the refineries’ crude oil throughput volumes for the respective periods presented. Gross profit (loss) is a non-GAAP measure that should not be substituted for operating income. Management believes it is important to investors in evaluating the refineries’ performance and the Petroleum segment’s ongoing operating results. Our calculation of gross profit (loss) may differ from similar calculations of other companies in the industry, thereby limiting its usefulness as a comparative measure.

EBITDA and Adjusted EBITDA. EBITDA represents net income before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for (i) FIFO impact (favorable) unfavorable; (ii) share-based compensation; (iii) loss on extinguishment of debt; (iv) major scheduled turnaround expenses; (v) (gain) loss on derivatives, net; (vi) current period settlements on derivative contracts; (vii) flood insurance recovery and (viii) expenses associated with the pending Rentech Nitrogen mergers. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. Below is a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three and nine months ended September 30, 2015 and 2014:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions)
Net income attributable to CVR Energy stockholders	$57.9	$7.9	$214.6	$218.3
Add:
Interest expense and other financing costs, net of interest income	11.6	9.1	35.8	28.1
Income tax expense	23.1	4.2	105.2	118.8
Depreciation and amortization	38.7	37.8	123.2	113.7
EBITDA adjustments included in noncontrolling interest	(18.0)	(16.7)	(56.6)	(46.8)
EBITDA	113.3	42.3	422.2	432.1
Add:
FIFO impact (favorable) unfavorable	45.6	52.0	33.7	6.2
Share-based compensation	3.2	2.0	9.1	10.8
Major scheduled turnaround expenses	22.2	5.5	24.2	5.5
(Gain) loss on derivatives, net	(11.8)	(25.7)	52.2	(171.1)
Current period settlement on derivative contracts(1)	0.8	38.2	(34.0)	93.2
Flood insurance recovery(2)	—	—	(27.3)	—
Expenses associated with the Rentech Nitrogen mergers(3)	1.5	—	1.5	—
Adjustments included in noncontrolling interest	(21.0)	(23.8)	(18.4)	15.2
Adjusted EBITDA	$153.8	$90.5	$463.2	$391.9

Petroleum and Nitrogen Fertilizer EBITDA and Adjusted EBITDA. EBITDA by operating segment represents net income (loss) before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA by operating segment represents EBITDA by operating segment adjusted for (i) FIFO impact (favorable) unfavorable; (ii) share-based compensation, non-cash; (iii) loss on extinguishment of debt; (iv) major scheduled turnaround expenses; (v) (gain) loss on derivatives, net; (vi) current period settlements on derivative contracts; (vii) flood insurance recovery and (viii) expenses associated with the pending Rentech Nitrogen mergers. We present Adjusted EBITDA by operating segment because it is the starting point for CVR Refining’s and CVR Partners’ calculation of available cash for distribution. EBITDA and Adjusted EBITDA by operating segment are not recognized terms under GAAP and should not be substituted for net income (loss) as a measure of performance. Management believes that EBITDA and Adjusted EBITDA by operating segment enable investors to better understand CVR Refining’s and CVR Partners’ ability to make distributions to their common unitholders, help investors evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. Below is a reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the Petroleum and Nitrogen Fertilizer segments for the three and nine months ended September 30, 2015 and 2014:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions)
Petroleum:
Petroleum net income	$138.9	$21.8	$413.4	$467.2
Add:
Interest expense and other financing costs, net of interest income	10.3	7.8	31.9	24.2
Income tax expense	—	—	—	—
Depreciation and amortization	29.9	29.7	98.1	89.9
Petroleum EBITDA	179.1	59.3	543.4	581.3
Add:
FIFO impact (favorable) unfavorable	45.6	52.0	33.7	6.2
Share-based compensation, non-cash	0.3	0.6	0.4	1.9
Major scheduled turnaround expenses	15.6	5.5	17.2	5.5
(Gain) loss on derivatives, net	(11.8)	(25.7)	52.2	(171.1)
Current period settlements on derivative contracts(1)	0.8	38.2	(34.0)	93.2
Flood insurance recovery(2)	—	—	(27.3)	—
Adjusted Petroleum EBITDA	$229.6	$129.9	$585.6	$517.0

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions)
Nitrogen Fertilizer:
Nitrogen Fertilizer net income (loss)	$(13.5)	$12.7	$43.3	$51.3
Add:
Interest expense and other financing costs, net	1.8	1.7	5.2	5.0
Income tax expense	—	—	—	—
Depreciation and amortization	7.4	6.8	21.2	20.3
Nitrogen Fertilizer EBITDA	(4.3)	21.2	69.7	76.6
Add:
Share-based compensation, non-cash	—	(0.1)	0.1	0.2
Major scheduled turnaround expenses	6.6	—	7.0	—
Expenses associated with the Rentech Nitrogen mergers(3)	1.5	—	1.5	—
Adjusted Nitrogen Fertilizer EBITDA	$3.8	$21.1	$78.3	$76.8

(1)
Represents the portion of gain (loss) on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

(2)	Represents an insurance recovery from CRRM’s environmental insurance carriers as a result of the flood and crude oil discharge at the Coffeyville refinery on June/July 2007.

(3)
On August 9, 2015, CVR Partners entered into an Agreement and Plan of Merger with Rentech Nitrogen Partners, L.P. (“Rentech Nitrogen”) and Rentech Nitrogen GP, LLC (“Rentech Nitrogen GP”) with Rentech Nitrogen and Rentech Nitrogen GP continuing as surviving entities and wholly-owned subsidiaries of CVR Partners. The Nitrogen Fertilizer Partnership incurred legal and other professional fees and other merger related expenses that are referred to herein as expenses associated with the Rentech Nitrogen mergers, which are included in selling, general and administrative expenses for the three and nine months ended September 30, 2015.

Derivatives Summary. The Petroleum segment enters into commodity swap contracts through crack spread swap agreements with financial counterparties to fix the spread risk between the refineries’ crude oil purchases and the refined products the refineries produce for sale. Through these swaps, the Petroleum segment will sell a fixed differential for the value between the selected refined product benchmark and the benchmark crude oil price, thereby locking in a margin for a portion of the refineries’ production. The physical volumes are not exchanged and these contracts are net settled with cash. From time to time, the Petroleum segment holds various NYMEX positions through a third-party clearing house.

The table below summarizes the Petroleum segment’s open commodity swap positions as of September 30, 2015. The positions are primarily in the form of crack spread swap agreements with financial counterparties, wherein the Petroleum segment has locked in differentials at the fixed prices noted below. As of September 30, 2015, the open commodity swap positions for 2015 and 2016 were comprised of distillate crack swaps.

Commodity Swaps	Barrels	Fixed Price(1)
Fourth Quarter 2015	600,000	$28.48

First Quarter 2016	615,000	29.01
Second Quarter 2016	615,000	29.01
Third Quarter 2016	615,000	29.01
Fourth Quarter 2016	615,000	29.01

Total	3,060,000	$28.91

(1) Weighted-average price of all positions for period indicated.